Exhibit 4.1

Execution Version

AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of June 24, 2020 (the “Amendment Date”) and amends that certain Registration Rights Agreement, dated as of November 8, 2019 (the “Original Agreement”), by and among AdaptHealth Corp., a Delaware corporation (“Pubco”), and certain of its shareholders party thereto (each a “Investor” and, collectively, the “Investors”). Capitalized terms used but not otherwise defined herein are defined in the Original Agreement.

RECITALS:

WHEREAS, pursuant to Section 13(d) of the Original Agreement, an amendment signed by Pubco and the holders of a majority of the Registrable Securities, will be binding on all Investors, whether or not party thereto; and

WHEREAS, Pubco and the holders of a majority of the Registrable Securities desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the parties hereto hereby agree and, pursuant to Section 13(d) of the Original Agreement, all other Investors not party hereto are hereby deemed to agree as follows:

1.                  Existing Registration Statement. The parties hereto acknowledge and agree that, (i) prior to the date hereof, Pubco filed with the Commission a Registration Statement on Form S-1 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of all of the Registrable Securities held by the Investors (the “Existing Resale Shelf Registration Statement”); and (ii) from and after the consummation of the Exchange (as defined in the Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), between the Company and Deerfield Private Design Fund IV, L.P.), the shares of Common Stock covered by the Existing Resale Shelf Registration Statement shall include the shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Series B-1 Convertible Preferred Stock of the Company issued to Deerfield Private Design Fund IV, L.P. pursuant to the Exchange Agreement. Without limiting the foregoing or any of Pubco’s obligations under the Registration Rights Agreement, Pubco hereby agrees to take such actions as shall be necessary (including filing supplements to the prospectus included in such Registration Statement) to keep the Existing Resale Shelf Registration Statement continuously effective and available for the resale of all of the Conversion Shares (in addition to all of the other Registrable Securities covered by the Existing Resale Shelf Registration Statement) in accordance with the plan of distribution set forth therein.

2.                  Amendment to Section 4(a). Section 4(a) of the Original Agreement is hereby amended and restated as follows:

(a)               If required by the managing underwriter(s), in connection with any underwritten Public Offering on or after the date hereof, each holder that beneficially owns 1% or more of the outstanding Common Stock shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by such managing underwriter(s); provided, however, that:

(i)               Deerfield shall not be required to enter into lock-up agreements pursuant to this Section 4(a) on more than two (2) occasions,

(ii)             any lock-up agreements to which Deerfield enters into pursuant to this Section 4(a) shall be for a period of not more than sixty (60) days,

(iii)            the obligation of Deerfield to enter into lock-up agreements pursuant to this Section 4(a) shall terminate on November 8, 2021, and

(iv)           Deerfield shall not be required to enter into a lock-up agreement pursuant to this Section 4(a) within six (6) months following the expiration of a previous lock-up agreement entered into by Deerfield pursuant to this Section 4(a).

3.                  Amendment to Definitions.

(a)               Clauses (ii), and (iv) of the definition of Registrable Securities set forth in Section 12(q) of the Original Agreement is hereby amended as follows:

(i)                 Clause (ii) of such definition is amended by added the following at the end of such clause: “(including any Common Stock issued or issuable in respect of any Series B-1 Preferred Stock issued to Deerfield Private Design Fund IV in exchange for such Founder Shares pursuant to the Exchange Agreement)”

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(ii)              Clause (iv) of such definition is amended by added the following at the end of such clause: “(including any Common Stock issued or issuable in respect of any Series B-1 Preferred Stock issued to Deerfield Private Design Fund IV in exchange for such PIPE Shares pursuant to the Exchange Agreement)”

(b)               Section 12 of the Original Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Deerfield” means Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, together with any Related Deerfield Fund that becomes a party to this Agreement following the date hereof by execution of a joinder hereto or other written agreement between such Related Deerfield Fund and the Company.

“Related Deerfield Fund” means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Deerfield Private Design Fund IV.

“Series B-1 Preferred Stock” means the Series B-1 Convertible Preferred Stock, par value $0.0001 per share, of the Company.

4.                  Amendment to Amendment Provisions. Section 13(d) of the Original Agreement is hereby amended by adding the following as the last sentence thereof:

“Notwithstanding anything to the contrary contained herein (and in addition to any other provision requiring the consent or approval of Deerfield hereunder), the definitions of “Deerfield”, “Related Deerfield Fund” and “Series B-1 Preferred Stock”, Section 4(a), any other provision of this Agreement that expressly relates to Deerfield, any Related Deerfield Fund or the Series B-1 Preferred Stock and this Section 13(d) may not be amended in a manner adverse to Deerfield without the prior written consent of Deerfield.”

5.                  No Additional Changes. Except as expressly and specifically amended by this Amendment, all provisions of the Original Agreement shall remain in full force and effect according to their terms, and the Investors shall continue to be bound by such Original Agreement as modified by this Amendment. In the event of any conflict between any provision of the Original Agreement and this Amendment, this Amendment shall control. From and after the date hereof, all references in the Original Agreement to “this Agreement” shall mean the Original Agreement as amended by this Amendment.

6.                  Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

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7.                  Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument; provided that in the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature were the original thereof.

8.                  Choice of Law. This Amendment is governed by the laws of the State of Delaware, without regard to its conflict of laws provisions.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

ADAPTHEALTH HOLDINGS LLC

By:	/s/ Luke McGee
Name: Luke McGee
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

PUBCO:

ADAPTHEALTH CORP.

By:	/s/ Luke McGee
Name: Luke McGee
Title: Chief Executive Officer

[Signature page to the Amendment to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

INVESTORS:

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]

INVESTORS: BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By:	/s/ Richard Horne
Name: Richard Horne
Title: Deputy General Counsel, Tax

[Signature page to the Amendment to the Registration Rights Agreement]

BMSB L.P.

By:	/s/ Richard Horne
Name: Richard Horne
Title: Deputy General Counsel, Tax

[Signature page to the Amendment to the Registration Rights Agreement]

BLUEMOUNTAIN FURSAN FUND L.P.

By:	/s/ Richard Horne
Name: Richard Horne
Title: Deputy General Counsel, Tax

[Signature page to the Amendment to the Registration Rights Agreement]

BLUEMOUNTAIN SUMMIT OPPORTUNITIES FUND II (US) L.P.

By:	/s/ Richard Horne
Name: Richard Horne
Title: Deputy General Counsel, Tax

[Signature page to the Amendment to the Registration Rights Agreement]

CLIFTON BAY OFFSHORE INVESTMENTS L.P.

By:	/s/ Susan V. Demers
Name: Susan V. Demers
Title: For Vicali Services (BVI) Inc. - Director

[Signature page to the Amendment to the Registration Rights Agreement]

QUADRANT MANAGEMENT, INC.

By:	/s/ Marco Vega
Name: Marco Vega
Title: COO

[Signature page to the Amendment to the Registration Rights Agreement]

RICHARD BARASCH

By:	/s/ Richard Barasch

[Signature page to the Amendment to the Registration Rights Agreement]

2014 BARASCH FAMILY TRUST #1

By:	/s/ Richard Barasch
Name: Richard Barasch
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]

BLUE RIVER NJ LLC By: Still Water Nevada Trust

By:	/s/ Luke McGee
Name: Luke McGee
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]

QUAD CAPITAL, LLC By: Still Water Nevada Trust

By:	/s/ Luke McGee
Name: Luke McGee
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]

JOSHUA PARNES

By:	/s/ Joshua Parnes

[Signature page to the Amendment to the Registration Rights Agreement]

LUKE MCGEE

By:	/s/ Luke McGee

[Signature page to the Amendment to the Registration Rights Agreement]

2321 CAPITAL LLC

By:	/s/ Luke McGee
Name: Luke McGee
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]

FRESH POND INVESTMENT LLC

By:	/s/ Luke McGee
Name: Luke McGee
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]

LBM DME HOLDINGS LLC

By:	/s/ Luke McGee
Name: Luke McGee
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]

WHEATFIELD LLC

By:	/s/ Gregg Holst
Name: Gregg Holst
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]

MAYAID2001 LLC

By:	/s/ Christoper Joyce
Name: Christoper Joyce
Title: Authorized Signatory

[Signature page to the Amendment to the Registration Rights Agreement]